SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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Cirrus Logic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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DAVID FRENCH
President and Chief Executive Officer

June 9, 2004

To our Stockholders:

     I am pleased to invite you to attend the annual meeting of stockholders of Cirrus Logic, Inc. to be held on Thursday, July 29, 2004, at 1:00 p.m. at Cirrus Logic, Inc., 2901 Via Fortuna, Austin, Texas 78746.

     Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

     Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Although you may vote at the annual meeting, you may also vote over the Internet, as well as by telephone, or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

     We appreciate your continued interest in Cirrus Logic.

Sincerely,

David D. French

A copy of the Annual Report on Form 10-K, which includes financial statements, is being mailed with this Proxy Statement.
You may receive an additional copy of these documents at no charge upon request directed to:
Cirrus Logic Investor Relations
2901 Via Fortuna, Austin, Texas 78746
telephone: (512) 912-3222; email: InvestorRelations@cirrus.com
Financial reports may also be accessed on our Web site at
www.cirrus.com.

Annual Stockholders’ Meeting

July 29, 2004
YOUR VOTE IS IMPORTANT

Notice

Cirrus Logic, Inc. (the “Company”) will hold its 2004 Annual Meeting of Stockholders as follows:

Thursday, July 29, 2004
1:00 P.M.
Cirrus Logic, Inc.
2901 Via Fortuna
Austin, Texas 78746

At the meeting, stockholders will vote to:

(i)	elect seven Company directors for one-year terms;

(ii)	ratify the appointment of Ernst &Young LLP (“Ernst & Young”) as independent auditors; and

(iii)	consider such other business as may properly come before the meeting.

You can vote four different ways. You can vote by attending the meeting, by telephone, by the Internet, or by proxy card. For specific voting information, please see “Questions and Answers About the Proxy Materials, the Annual Meeting, and Voting Procedures” on page 2.

Stockholders of record at the close of business on June 2, 2004 (the “Record Date”), are entitled to vote. On that day, approximately 84.4 million shares of the Company common stock were issued and outstanding. Each share entitles the holder to one vote.

The Board asks you to vote in favor of each of the proposals. This proxy statement provides you with detailed information about each proposal. We are also using this proxy statement to discuss our corporate governance and compensation practices and philosophies.

We encourage you to read this proxy statement carefully. In addition, you may obtain information about the Company from the Annual Report to Stockholders included with this mailing and from documents that we have filed with the Securities and Exchange Commission.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,
THE ANNUAL MEETING, AND VOTING PROCEDURES

Q:	Why am I receiving these materials?

A:	Our Board of Directors (“Board”) is soliciting your proxy for the annual meeting of stockholders to take place on July 29, 2004. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2004 Annual Report to Stockholders for the fiscal year ended March 27, 2004 is also enclosed.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals scheduled to be voted on at the meeting:

•	the election of seven directors; and

•	the ratification of the appointment of Ernst & Young as independent auditors of the Company.

Q:	What is Cirrus Logic’s voting recommendation?

A:	Our Board recommends that you vote your shares “FOR” each of the proposals.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of the close of business on the Record Date, may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record, including shares purchased through the Company’s Employee Stock Purchase Plan, and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of the Company hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, EquiServe Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to vote by proxy or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee that is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares by proxy or in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. If you are the stockholder of record, please refer to the summary instructions below and those included on your proxy card. If you hold shares in street name, you should refer to the voting instruction card included by your broker or nominee.

BY INTERNET—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

BY TELEPHONE—If you live in the United States or Canada, you may submit your proxy by following the “Vote by Phone” instructions on the proxy card.

BY MAIL—You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How Are Votes Counted?”

Q:	Can I change my vote?

A:	You may revoke your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may revoke your proxy instructions by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically request it to be revoked. For shares held beneficially by you, you may revoke your proxy instructions by submitting new voting instructions to your broker or nominee.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, and “FOR” the ratification of Ernst & Young LLP to serve as our auditors).

Q:	What is the voting requirement to approve each of the proposals?

A:	A director must receive the affirmative “FOR” vote of a majority of those shares present and entitled to vote in order to be re-elected. The ratification of our independent auditors requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in “What is the quorum requirement for the meeting?” below. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	How can I obtain an admission ticket for the meeting?

A:	Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact the Company’s Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on the Record Date, and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of the Record Date.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and will publish final results no later than our quarterly report on Form 10-Q for the second fiscal quarter ending September 25, 2004.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Scott Thomas and John Kurtzweil, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board.

Q:	What classes of shares are entitled to be voted?

A:	Each share of our common stock outstanding as of the Record Date is entitled to one vote on each item being voted upon at the annual meeting. On the Record Date, we had approximately 84.4 million shares of common stock issued and outstanding.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted and present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote the shares.

Q:	Is cumulative voting permitted for the election of directors?

A:	No.

Q:	Who will count the votes?

A:	A representative of Automatic Data Processing, Inc. will tabulate the votes. A representative of the Company will act as the inspector of the election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management for review and consideration.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or submit your proxy over the Internet or by telephone, however, you are responsible for Internet access or telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for the solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Company no later than February 24, 2005. These proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by the Company no later than February 24, 2005, and shall contain the information required by our Bylaws.

Copy of Bylaw Provisions: You may contact the Company’s Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD STRUCTURE AND COMPENSATION

The Board, which currently consists of seven directors, has determined that five directors, as indicated in the table below, are independent as defined by the applicable Nasdaq Stock Market, Inc. (the “Nasdaq”) listing standards. During the fiscal year ended March 27, 2004, the Board held 10 meetings. All directors are expected to attend each meeting of the Board and the committees on which he serves. In 2004, no director attended less than 75% of all of the meetings of the Board and the committees on which he served. Directors are expected to attend the Company’s annual meeting of stockholders absent a valid reason. All of the directors attended the Company’s 2003 annual meeting of stockholders.

We have three Board committees: Audit, Compensation, and Governance and Nominating. Each member of the Audit, Compensation and Governance and Nominating Committees is independent in accordance with the applicable Nasdaq listing standards. Each committee has a written charter that has been approved by the Board and is attached to this proxy statement as an Exhibit. The members of each committee are identified in the following table and the function of each committee is described below.

Governance and
Name of Director	Independent	Audit	Compensation	Nominating

D. James Guzy	Yes	X		X

Michael L. Hackworth	Yes		X	Chair

Walden C. Rhines	Yes	X	X	X

William D. Sherman	Yes		Chair	X

Robert H. Smith	Yes	Chair	X	X

Suhas S. Patil	No

David D. French	No

Number of Meetings Held in Fiscal Year Ended March 27, 2004		9	4	2 [1]

[1]	The Governance and Nominating Committee also met in April 2004 to nominate the directors to be voted upon at this annual meeting.

Audit Committee

The Audit Committee is composed of three directors. The responsibilites of the Committee include:

•	reviewing the Company’s auditing, accounting, financial reporting, and internal control functions;

•	selecting the Company’s independent auditors and overseeing their independence, qualifications and performance;

•	pre-approving all audit and non-audit services performed by the independent auditors;

•	meeting separately with the independent auditors and the Company’s senior management and provide a line of communication between the independent auditors, management and the Board;

•	ensuring that procedures are available for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters; and

•	reviewing the general scope of the Company’s accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the annual audit.

The Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements and is independent under applicable Securities and Exchange Commission rules and applicable Nasdaq listing standards. The Board has determined that Robert H. Smith is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board on page 23 of this proxy statement, as well as the Audit Committee Charter attached to this proxy statement as Exhibit A.

Compensation Committee

The Compensation Committee is composed of four directors each of whom is independent under applicable Nasdaq listing standards. The Committee reviews and approves salaries and other matters relating to executive compensation, and administers the Company’s employee stock purchase plan and stock option plans, including reviewing and granting stock options to executive officers and other employees. The Compensation Committee also reviews and approves various other company compensation plans, policies and matters. For additional information relating to the Compensation Committee, see the Report of the Compensation Committee of the Board on page 19 of this proxy statement and the Compensation Committee Charter attached to this proxy statement as Exhibit B.

Governance and Nominating Committee

The Governance and Nominating Committee is composed of five directors, each of whom is independent under the applicable Nasdaq listing standards. This Committee provides counsel to the Board with respect to Board organization, membership and function, as well as committee structure and membership. The Committee is also responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each annual meeting. For more information relating to the Governance and Nominating Committee, see the Governance and Nominating Committee Charter attached to this proxy statement as Exhibit C.

The Governance and Nominating Committee reviews annually the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated at the annual meeting. The

Governance and Nominating Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the Committee’s views of the current needs of the Board for certain skills; the candidate’s background, skills, experience, or other characteristics; and the expected contributions and the qualification standards established from time to time by the Governance and Nominating Committee. If the Committee believes that the Board requires additional candidates for nomination, the Committee may engage a third party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance and Nominating Committee. In making the determinations regarding nominations of directors, the Governance and Nominating Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.

The Governance and Nominating Committee has determined that nominees for election as director should have the following qualifications: (i) possess the highest personal and professional ethics, integrity and values; (ii) be committed to representing the long-term interests of the Company’s stockholders; (iii) have an inquisitive and objective perspective and mature judgment; (iv) possess experience at policy-making levels in business, government, education or technology, and in areas that are relevant to the company’s global business activities; (v) have experience in matters of corporate governance; (vi) have experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated; and (vii) be prepared to devote appropriate time and attention to the Board and Committee duties required of a public company board member.

Stockholders are able to recommend individuals to the Governance and Nominating Committee for consideration as potential director nominees by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least one year as of the date such recommendation is made. Recommendations should be submitted to:

Governance and Nominating Committee
c/o Corporate Secretary
Cirrus Logic, Inc.
2901 Via Fortuna
Austin, Texas 78746

Assuming that the appropriate information is included on a timely basis, the Committee will consider stockholder-recommended candidates applying the same procedures and criteria used to consider candidates recommended by others.

Stockholders also have the right under the Company’s Bylaws to nominate candidates for election as directors by following the procedures, providing the information and conforming to the submission deadlines specified in the Company’s Bylaws. Candidates nominated by stockholders in accordance with the procedures set forth in the Company’s Bylaws will not be included in the Company’s proxy card for the next annual meeting.

Corporate Governance Guidelines

During the past year, the Company has continued to review its corporate governance practices in light of the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the recent modifications to the Nasdaq listing standards. Based on this review, the Board revised the Company’s Corporate Governance Guidelines. A copy of the revised Corporate Governance Guidelines are attached to this proxy statement as Exhibit D. Among other matters, the Guidelines include the following:

•	A majority of the members of the Board must be independent directors as defined by applicable Nasdaq listing standards and rules of the Securities and Exchange Commission.

•	The positions of Chairman of the Board and Chief Executive Officer shall be held by separate individuals, and the Chief Executive Officer shall be the only member of the Board who is an executive officer of the Company.

•	If the Chairman of the Board is not an independent director, an independent director may be designated by the Board as the “lead independent director.”

•	Directors shall retire at the age of 70.

•	The Board will have an Audit, Compensation, and Governance and Nominating Committee, each of which shall consist solely of independent directors.

•	The independent directors shall meet in executive session either before or after each regularly scheduled Board meeting.

Code of Conduct

The Company has adopted a Code of Conduct, applicable to all employees, including the principal executive officer and senior financial officers, which is attached as Exhibit 14.1 to its Annual Report on Form 10-K and is accessible at www.cirrus.com. The Code of Conduct, as applied to the Company’s senior financial officers, constitutes the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and constitutes the Company’s “code of conduct” under the Nasdaq listing standards.

Director Compensation Arrangements

Independent directors receive a combination of cash and equity-based compensation. Directors who are employed by the Company do not receive any compensation for their Board activities. Independent directors may not receive consulting, advisory or other compensatory fees from the Company in addition to their Board compensation. The following table sets forth the cash compensation paid to independent directors during the fiscal year ended March 27, 2004.

Quarterly Director Retainer	$6,250
Audit Chair Quarterly Retainer	$2,500
Board Meeting Attendance Fees (per meeting)	$2,000
Special Telephonic Board Meeting Attendance Fees (per meeting)	$500
Audit Committee Meeting Attendance Fees (per meeting)	$500
Compensation Committee Meeting Attendance Fees (per meeting)	$250
Nominating and Governance Committee Meeting Attendance Fees (per meeting)	$250

In addition, each independent director receives an option to purchase 25,000 shares of common stock of the Company upon becoming a director, with 25% vesting after one year and the remainder vesting ratably each month over the following 36 months. Upon re-election to the Board, each independent director receives an option to purchase 10,000 shares of common stock, all of which vest on the date of grant.

PROPOSALS TO BE VOTED ON

Proposal No. 1

ELECTION OF DIRECTORS

The Governance and Nominating Committee has approved seven nominees for election to the Board this year, each of whom has served as a director since the last annual meeting. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected or until their earlier resignation or removal. There are no family relationships among the Company’s executive officers and directors.

Vote Required

A director must receive the affirmative “FOR” vote of a majority of those shares present and entitled to vote in order to be re-elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect.

Information About Nominees

MICHAEL L. HACKWORTH
Director since 1985

Mr. Hackworth, age 63, is currently Chairman of the Board of the Company, a position he has held since July 1997. Mr. Hackworth is the Chief Executive Officer of Tymphany Corporation, as well as a director of Virage Logic Corporation, a provider of semiconductor intellectual property platforms and development tools. He served as President and Chief Executive Officer of the Company from January 1985 to June 1998, and continued to serve as Chief Executive Officer until February 1999.

DAVID D. FRENCH
Director since 1999

Mr. French, age 47, is the President and Chief Executive Officer of the Company. Mr. French joined the Company in June 1998 as President and Chief Operating Officer, and assumed additional duties with his appointment as Chief Executive Officer in February 1999. As President and CEO, Mr. French oversees worldwide operations and corporate functions. Formerly a Vice President and General Manager for Analog Devices from February 1988 to June 1998, Mr. French has worked in the semiconductor industry for more than 20 years, primarily as a manager of businesses focused on embedded applications.

D. JAMES GUZY
Director since 1984

Mr. Guzy, age 68, has been Chairman of Arbor Company, a limited partnership engaged in the electronics and computer industry, since 1969. Mr. Guzy is also Chairman of the Board of PLX Technology, Inc., a developer and supplier of data transfer semiconductor devices, and a director of Intel Corporation, a semiconductor chip maker; LogicVision, Inc., a developer of embedded test technology; Davis Selected Group of Mutual Funds; and Alliance Capital Management Technology Fund. He is also Director Emeritus of Novellus Systems, Inc., a developer and manufacturer of systems used in the fabrication of integrated circuits.

SUHAS S. PATIL
Director since 1984

Dr. Patil, age 59, a founder of the Company’s predecessor company in 1981, and a founder of the Company in 1984, was appointed Chairman

Emeritus of the Company in July 1997. Prior to that time, he served as Chairman of the Board of the Company from 1984 to July 1997, and has held various offices within the Company. Dr. Patil is currently an employee of Cirrus Logic, Inc.

WALDEN C. RHINES
Director since 1995

Dr. Rhines, age 57, is the Chairman and Chief Executive Officer of Mentor Graphics Corporation, a maker of electronic design automation products. Mr. Rhines has been employed by Mentor Graphics since 1993. He is also a director of TriQuint Semiconductor, Inc., a supplier of high-performance components and modules for communications applications.

WILLIAM D. SHERMAN
Director since 2001

Mr. Sherman, age 61, is a senior partner in the law firm of Morrison & Foerster LLP, where he has worked since 1987. From March 2000 to March 2002, Mr. Sherman also served as Vice President and General Counsel of CopperCom, Inc., a telecommunications equipment manufacturer.

ROBERT H. SMITH
Director since 1990

Mr. Smith, age 67, retired in August 2002 from the position of Executive Vice President of Administration of Novellus Systems, Inc., a developer and manufacturer of systems used in the fabrication of integrated circuits, where he also served on the Board of Directors. He also serves on the Board of Directors of Epicor Software Corporation, an enterprise and e-business software solutions company; PLX Technology, Inc., a developer and supplier of data transfer semiconductor devices; and Virage Logic Corporation, a provider of semiconductor intellectual property platforms and development tools.

The Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

Proposal No. 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors to audit the Company’s consolidated financial statements for the fiscal year ending March 26, 2005. During fiscal year ended March 27, 2004, Ernst & Young served as the Company’s independent auditors and also provided certain tax services.

Representatives of Ernst & Young attended all meetings of the Audit Committee in 2004. The Audit Committee pre-approves and reviews all audit and non-audit services provided by Ernst & Young. In considering the services to be provided by Ernst & Young, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board on page 23 of this proxy statement, as well as the Audit Committee Charter attached to this proxy statement as Exhibit A.

A representative of Ernst & Young is expected to attend the meeting and be available to respond to questions and, if he or she desires, to make a statement.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young as the Company’s independent auditors for the fiscal year ending March 26, 2005.

If the appointment is not ratified, the Audit Committee will consider this an indication to select other auditors for the following fiscal year. Ratification of the appointment of Ernst & Young as the Company’s independent auditors for fiscal year ending March 26, 2005, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

Craig H. Ensley — Senior Vice President, Engineering

Mr. Ensley, age 54, was appointed Vice President of Engineering of the Company in August 2002, and Senior Vice President of Engineering in September 2002, which position he continues to hold. Previously he had served as Vice President of Corporate Marketing of the Company since March 1999. He was Vice President and General Manager, Flat Panel Electronics Division, from April 1997 to February 1999. Previously, he served as Vice President and General Manager of the Computer Products Division of the Company’s subsidiary, Crystal Semiconductor Corporation, from 1993 to 1997.

David D. French — Chief Executive Officer, President and Director Nominee

Mr. French, age 47, is the President and Chief Executive Officer of the Company. Mr. French joined the Company in June 1998 as President and Chief Operating Officer, and assumed additional duties with his appointment as Chief Executive Officer in February 1999. As President and CEO, Mr. French oversees worldwide operations and corporate functions. Formerly a Vice President and General Manager for Analog Devices from February 1988 to June 1998, Mr. French has worked in the semiconductor industry for more than 20 years, primarily as a manager of businesses focused on embedded applications.

Gerald R. Gray — Senior Vice President, Worldwide Operations

Mr. Gray, age 55, was appointed the Senior Vice President of Worldwide Operations in September 2002. Previously he served as Vice President of Worldwide Operations from April 2000, and Vice President of Domestic Operations from June 1998.

John T. Kurtzweil – Senior Vice President and Chief Financial Officer

Mr. Kurtzweil, age 47, joined the Company in March 2004 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, he served as interim Chief Financial Officer at quepasa.com, an online company serving the growing U.S. Hispanic community, from September 2003 to March 2004. From April 2002 to April 2003, he served as Chief Financial Officer of ON Semiconductor, a global supplier of power- and data-management semiconductors and standard semiconductor components, and from August 1995 to March 2002 he served as Chief Financial Officer of Read-Rite Corporation.

Terry M. Leeder — Senior Vice President, Sales and Marketing

Mr. Leeder, age 55, was named Vice President of Sales and Marketing in August 2002, and Senior Vice President of Sales and Marketing in September 2002, which position he continues to hold. He joined the Company as Vice President of Worldwide Sales in June 1999. Prior to joining the Company, he served as President and CEO of Medianix Semiconductor, Inc., a manufacturer of application-specific DSP integrated circuits, from June 1994 to June 1999.

Scott Thomas – Vice President, General Counsel and Secretary

Mr. Thomas, age 38, was elected Vice President, General Counsel and Secretary in December 2003. He joined the Company in December 2000 as Vice President and Associate General Counsel, Intellectual Property. Prior to that time, Mr. Thomas was Patent Counsel in the law firm of Thompson & Knight, LLP.

Dee Ann Thompson – Vice President, Human Resources

Ms. Thompson, age 47, joined the Company in October, 2002 as Vice President, Human Resources. Prior to joining the Company, she served as Vice President, Human Resources at Vignette Corporation from January 2000 through October 2002. Prior to that time, she was Vice President, Human Resources at Compaq Computer Corporation.

STOCK OWNERSHIP

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of March 27, 2004 by (i) each person known to the Company to be a beneficial owner of more than 5% of the Company’s common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table of the Executive Compensation section of this proxy statement; and (iv) all current executive officers and directors of the Company as a group. The Company’s common stock is the only class of voting securities issued by the Company. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

	Shares
	Beneficially Owned
Beneficial Owner	Number(1)	Percent
Citigroup, Inc.(2)	10,363,227	12.3
Alfred S. Teo(3)	5,916,893	7.0
Barclays Global Investors, N.A.(4)	4,279,756	5.1
David D. French, Chief Executive Officer and Director(5)	1,402,442	1.6
Suhas S. Patil, Chairman Emeritus and Director(6)	606,178	*
Craig H. Ensley, Senior Vice President, Engineering(7)	488,635	*
Terry Leeder, Senior Vice President, Marketing(8)	319,660	*
D. James Guzy, Director(9)	227,782	*
Michael L. Hackworth, Chairman of the Board(10)	143,825	*
Gerald R. Gray, Senior Vice President, Worldwide Operations(11)	189,210	*
Walden C. Rhines, Director(12)	61,000	*
Robert H. Smith, Director(13)	34,792	*
William D. Sherman, Director(14)	38,113	*
Scott Thomas, Vice President, General Counsel and Secretary(15)	9,974	*
All executive officers and directors as a group (11 persons)(16)	3,521,611	4.1

*Less than 1% of the outstanding common stock

(1)	Percentage ownership is based on approximately 84,395,200 shares of common stock issued and outstanding on March 27, 2004. Shares of common stock, issuable under stock options that are currently exercisable or will become exercisable within 60 days after March 27, 2004, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2)	The address of Citigroup, Inc. (“Citigroup”) is 399 Park Avenue, New York, New York 10043. We obtained information about shares owned by Citigroup from a Schedule 13G filed with the SEC on February 13, 2004. The information reported is as of December 31, 2003. Citigroup Global Markets Inc., a wholly owned subsidiary of Citigroup Financial Products Inc., beneficially owns 4,507,857 shares or 5.4% of the Company’s common stock. Citigroup Financial Products Inc., a wholly owned subsidiary of Citigroup Global Markets Holdings Inc., shares voting and dispositive power for 4,507,857 shares or 5.4% of the Company’s common stock. Smith Barney Fund Management LLC, a wholly owned subsidiary of CGM Holdings, shares voting and dispositive power for 5,772,300 shares or 6.9% of the Company’s common stock. CGM Holdings, a wholly owned subsidiary of Citigroup, Inc., shares voting and dispositive power for 10,280,157 shares or 12.2% of the Company’s common stock. The address of CGM Holdings, CFP and CGM is 388 Greenwich Street, New York, New York 10013. The address of Smith Barney Fund Management is 333 West 34th Street, New York, New York 10001. In each case, the amount of shares reported includes shares for which each entity disclaims beneficial ownership.

(3)	The address of Alfred S. Teo (“Teo”) is 783 West Shore Drive, Kinnelon, New Jersey 07405. We obtained information about shares owned by Teo from an amended Schedule 13D filed with the SEC on February 10, 2004. The information reported is as of January 31, 2004. Alfred Teo, individually beneficially owns 277,800 shares or less than one percent of the Company’s common stock. Alfred Teo and Annie Teo as joint tenants with right of survivorship beneficially own 4,723,293 shares or 5.6% of the Company’s common stock. Alfred Teo is the trustee for the Alpha Industries, Inc. Retirement Plan which beneficially owns 134,700 shares or less than one percent of the Company’s common stock. Alfred Teo is the Alfred S. Teo of Alfred S. Teo IRA Rollover, which beneficially owns 134,700 shares, or less than one percent of the Company’s common stock. Alfred Teo holds the controlling interest in Lambda Financial Service Corp. which owns 265,000 shares or less than one percent of the Company’s common stock. Annie Teo is the sole stockholder of Great Eastern Acquisition which beneficially owns 373,000 shares or less than one percent of the Company’s common stock. The address for Alpha Industries, Inc., Lambda Financial Services Corp. and Great Eastern Acquisition is Page & Schuyler Avenues, Lyndhurst, New Jersey 07071.

(4)	The address of Barclays Global Investors, N.A. (“Barclays”) is 45 Fremont Street, San Francisco, California 94105. We obtained information about shares owned by Barclays from a Schedule 13G filed with the SEC on February 17, 2004. The information reported is as of December 31, 2003.

(5)	Includes 1,056,442 shares issuable upon exercise of options held by Mr. French.

(6)	Includes (a) 272,500 shares issuable upon exercise of options held by Dr. Patil, (b) 262,278 shares held by Dr. Patil directly, and (c) 70,400 shares held by family members and trusts for the benefit of family members, with respect to which Dr. Patil does not have voting and investment power and disclaims beneficial ownership.

(7)	Includes 368,435 shares issuable upon exercise of options held by Mr. Ensley.

(8)	Includes 312,495 shares issuable upon exercise of options held by Mr. Leeder.

(9)	Includes (a) 65,000 shares issuable upon exercise of options held by Mr. Guzy, (b) 30,000 shares held by Mr. Guzy directly and (c) 132,782 shares held by Arbor Company, of which Mr. Guzy is President.

(10)	Includes (a) 20,000 shares issuable upon exercise of options held by Mr. Hackworth, (b) 7,588 shares held by Mr. Hackworth directly, and (c) 116,237 shares held by Mr. Hackworth as Trustee UTD dated August 1, 1988, of which Mr. Hackworth disclaims beneficial ownership.

(11)	Includes (a) 184,744 shares issuable upon exercise of options held by Mr. Gray, (b) 4,416 shares held by Mr. Gray directly and (c) 50 shares held by Mr. Gray’s spouse, to which he disclaims beneficial ownership.

(12)	Includes (a) 55,000 shares issuable upon exercise of options held by Dr. Rhines, and (b) 6,000 shares held by Dr. Rhines’ spouse, to which he claims beneficial ownership.

(13)	The 34,792 shares are issuable upon exercise of options held by Mr. Smith.

(14)	Includes 37,708 shares issuable upon exercise of options held by Mr. Sherman.

(15)	Includes 8,475 shares issuable upon exercise of options held by Mr. Thomas.

(16)	Includes 2,415,591 shares issuable upon exercise of options held by all current executive officers and directors as a group.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning the compensation earned by the following executive officers (“Named Officers”): the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the fiscal year ended March 27, 2004. The table sets forth compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended March 27, 2004, March 29, 2003, and March 30, 2002. No executive officer that would have otherwise been included in this table on the basis of salary and bonus earned for the fiscal year ended March 27, 2004 has been excluded by reason of his or her termination of employment or change in executive status during that year.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation Awards
	Annual Compensation				Restricted	Securities
Name and					Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus		Awards	Options	Compensation(5)
David D. French	2004	$450,000	$122,260	(1)	—	359,375	$86	(6)
President and Chief	2003	450,000	225,000	(1)	—	400,000	1,579	(6)
Executive Officer	2002	449,039	361,250	(2)	—	400,000	1,436	(6)
Terry Leeder	2004	$294,975	$56,651	(7)	—	—	$4,740	(6)
Senior Vice President,	2003	283,630	122,213	(3)	—	120,000	1,019	(6)
Sales and Marketing	2002	285,766	165,383	(3)	—	80,000	—
Craig H. Ensley	2004	$270,045	$32,013	(1)	—	100,000	$4,540	(6)
Senior Vice President,	2003	259,659	63,750	(1)	—	130,000	10,785	(6)
Engineering	2002	256,106	152,115	(2)	—	115,000	4,126	(6)
Gerald R. Gray	2004	$250,080	$30,073	(1)	—	40,000	$219	(6)
Senior Vice President,	2003	240,462	60,000	(1)	—	85,000	1,437	(6)
Worldwide Operations	2002	240,587	143,438	(2)	—	70,000	520	(6)
Scott Thomas(4)	2004	$192,477	$—		—	142,376	$—
Vice President, General
Counsel, and Secretary

(1)	The bonuses were paid under the Company’s Executive Incentive Plan.

(2)	The bonuses were paid under the Company’s Variable Compensation Plan based on the Company’s performance in the previous fiscal year.

(3)	This amount reflects commissions received under the Company’s Sales Incentive Plan.

(4)	Mr. Thomas became the Company’s Vice President, General Counsel and Secretary in December 2003 and was not a Named Officer in fiscal year 2003 or 2002. The amounts shown include all compensation paid to Mr. Thomas in fiscal year 2004.

(5)	Steven D. Overly was listed as a named executive officer in the Company’s Proxy Statement for the 2003 Annual Meeting. Mr. Overly served as Senior Vice President, Chief Financial Officer, General Counsel and Secretary of the Company until July 2, 2003, when he resigned these positions, and he has not been an officer or employee of the Company since that date. Certain compensation awarded to, earned by or paid to Mr. Overly for fiscal year 2003 was not reported in the 2003 Proxy Statement. The Summary Compensation Table in the 2003 Proxy Statement should have reflected $37,727 in Other Annual Compensation for Mr. Overly, consisting of perquisites and other personal benefits, including $8,525 for reimbursement for investment, tax and estate planning advice, and amounts reimbursed during the fiscal year for the payment of taxes.

(6)	This amount reflects reimbursements during the fiscal year for the payment of taxes.

(7)	This amount reflects $20,930 paid under the Company’s Sales Incentive Plan and $35,721 paid under the Company’s Executive Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to options granted in the fiscal year ended March 27, 2004 to the Named Officers. All the grants were made under the Company’s 1996 Option Plan and 2002 Stock Option Plan. No stock appreciation rights were granted to the Named Officers during the fiscal year.

	Individual Grants
		% of Total				Potential Realizable Value at
	Number of	Options				Assumed Annual Rates of
	Securities	Granted to				Stock Price Appreciation
	Underlying	Employees	Exercise			for Option Term
	Options	in Fiscal	Price	Expiration
Name	Granted	Year (1)	($/Sh)(2)	Date		5% (4)	10% (4)
D. French	200,000	4.10	$7.49	3/26/14	(3)	$938,000	$2,392,000
	159,375	3.27	$2.01	3/31/13	(3)	$204,000	$508,406
T. Leeder	0	—	—	—		—	—
C. Ensley	100,000	2.05	$6.97	10/24/13	(3)	$437,000	$1,113,000
G. Gray	40,000	*	$6.97	10/24/13	(3)	$174,800	$445,200
S. Thomas	100,000	2.05	$7.53	12/18/13	(3)	$477,000	$1,198,000
	42,376	*	$3.40	6/23/13	(5)	$91,108	$229,254

*Less than 1%

(1)	Based on 4,872,927 shares underlying options granted to all employees during the fiscal year ended March 27, 2004, from the 1996 Option Plan and the 2002 Stock Option Plan.

(2)	The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date, or through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3)	All options granted become exercisable for 25% of the shares upon the optionee’s completion of one year of service measured from the grant date and will become exercisable for the balance of the shares in 36 successive equal monthly installments upon his completion of each additional month of service thereafter.

(4)	We cannot assure that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants that were made to the Named Officers with an exercise price equal to the fair market value of the option shares on the grant date.

(5)	Options granted become exercisable for 20% of the shares upon completion of six months of service measured from the grant date. An additional 20% of the shares become exercisable upon completion of one year of service measured from the grant date. The remaining balance of the shares becomes exercisable in 36 successive equal monthly installments upon the completion of each additional month of service thereafter.

AGGREGATED OPTIONS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table provides information with respect to option exercises in the fiscal year ended March 27, 2004 by the Named Officers and the value of their unexercised options at fiscal year end. No stock appreciation rights were held or exercised by the Named Officers as of the end of the fiscal year.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-The-Money Options
	Shares acquired on	Value Realized	at Fiscal Year End		at Fiscal Year End(2)
	Exercise	($) (1)	Vested	Unvested	Vested	Unvested
D. French	0	0	1,033,915	944,210	$416,703	$1,731,360
T. Leeder	0	0	304,163	120,837	$164,348	$358,952
C. Ensley	0	0	358,228	241,772	$200,653	$446,610
G. Gray	0	0	176,009	138,205	$124,023	$275,637
S. Thomas	0	0	8,475	133,901	$34,663	$138,655

(1)	Based upon the market value of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2)	Based upon the market value of the Company’s common stock of $7.49 per share on March 26, 2004 (the last trading day of the fiscal year), less the exercise price.

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Board named David D. French President and Chief Executive Officer on February 4, 1999. Prior to becoming Chief Executive Officer, Mr. French held the position of President and Chief Operating Officer since joining the Company in June 1998. The Company entered into a new employment agreement with Mr. French in February 2002. During the term of the agreement, Mr. French will be provided with the following compensation: a minimum annual base salary of $450,000 per year, which was the same as his salary for 2001; Company-paid health care coverage for him and his eligible dependents; and an annual target bonus under the Company’s Variable Compensation Plan of up to 150% of his base salary.

In the event (i) the Company terminates Mr. French’s employment other than for Cause (as defined below), or (ii) any successor to the Company fails or refuses to assume the employment agreement in accordance with its provisions, Mr. French shall be entitled to receive a single, lump-sum severance payment within 15 days of termination equal to his then current annual base salary. The Company would also be required to pay to Mr. French a lump-sum payment in an amount equivalent to the reasonably estimated costs he may incur to extend under the COBRA continuation laws his group health and dental plans coverage in effect on the date of his termination for a period of 12 months. In addition, Mr. French’s options to purchase common stock would remain exercisable for a 180-day period following termination and would vest as follows: (i) all of his outstanding and unvested options that were granted prior to February 27, 2002 would fully vest, and (ii) 50 percent of his outstanding and unvested options that were granted on or after February 27, 2002 would fully vest, except that if the Company terminates his employment other than for Cause or Mr. French terminates his employment for Good Reason, in each case within one year following a change of control of the Company, all of his outstanding and unvested options granted on or after February 27, 2002 would fully vest. In the event the Company decides to terminate his employment other than for Cause, it must provide Mr. French six months prior written notice.

For purposes of his employment agreement, the term “Cause” means (i) gross negligence or willful misconduct in the performance of duties to the Company after one written warning detailing the concerns and offering Mr. French an opportunity to cure; (ii) material and willful violation of federal or state law; (iii) commission of any act of fraud with respect to the Company; (iv) conviction of a felony or a crime causing material harm to the standing and reputation of the Company; or (v) intentional and improper disclosure of the Company’s confidential proprietary information. For purposes of his employment agreement, the determination of Cause shall be determined by the Board in its sole and absolute discretion. For purposes of his employment agreement, the term “Good Reason” means any act of the Company that materially and adversely diminishes Mr. French’s duties or responsibilities, provided that in the event of any such act that Mr. French must notify the Company in writing and the Company shall have 30 days from its receipt of the notice to remedy the act.

Executive Management Severance Plan

In April 1999, the Board adopted an Executive Management Severance Plan (the “1999 Severance Plan”) providing certain benefits to executive officers of the Company in the event that an executive is involuntarily terminated, other than for cause. Upon this event, the 1999 Severance Plan provides for salary continuation for six months or until the executive accepts new employment elsewhere prior to the completion of the six month period. In addition, the 1999 Severance Plan provides for health benefit continuation for a period of 18 months or until the executive accepts employment elsewhere prior to the completion of the six month period. Outstanding stock options will continue to vest for six months or until the executive accepts employment elsewhere prior to the completion of the six month period, and the executive will have 12 months from his or her termination date to exercise vested options.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board consists of Messrs. Hackworth, Rhines, Sherman and Smith. None of these directors was an officer or employee of the Company at any time during the fiscal year ended March 27, 2004. Mr. Hackworth served as the Company’s President and Chief Executive Officer from 1985 until his resignation in February 1999.

No executive officer of the Company has ever served as a member of the board of directors or the compensation committee of another entity that has or has had at the time of his service or during the same fiscal year one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE
COMPENSATION

It is the duty of the Compensation Committee to review and determine the salaries and establish the criteria for bonuses of executive officers of the Company, including the President and Chief Executive Officer, and to establish the general compensation policies for these individuals. The Compensation Committee also has the authority to make discretionary option grants to the Company’s executive officers under the Company’s option plans.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company’s success. We are engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to these individuals.

General Compensation Policy

The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance. These opportunities are designed to be competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised primarily of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual performance awards payable in cash and tied to the individual’s and the Company’s achievement of annual performance goals, and (iii) long-term incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation is designed to be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.

The Committee sets compensation levels for executives based on a review of competitive information. Competitive compensation information is gathered from published surveys of high technology company compensation levels from companies with comparable revenues (the “Survey Group”). Recommendations by Company management are examined in light of this information, with the intention of establishing and maintaining competitive compensation levels.

In general, the Company has attempted to establish a strong relationship between total cash compensation, the Company’s performance, and individual performance by maintaining base salaries at approximately the 50th percentile of the Survey Group data, and by providing additional incentive opportunities so that total cash compensation (salary plus bonus) approaches 50th percentile levels when the Company’s performance is near the middle of the companies in the Survey Group, and has the potential to pay in the 75th percentile level for commensurate levels of performance.

Factors

The principal factors that were taken into account in establishing each executive officer’s compensation package for the fiscal year ended March 27, 2004 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary

In setting base salaries, the Compensation Committee reviewed the data obtained from the Survey Group. The base salary for each officer reflects the salary levels for comparable positions within this comparative group of companies, as well as each individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual and is within the sole discretion of the Compensation Committee. Each executive officer’s base salary is determined each year on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company’s performance and profitability may also be a factor in determining the base salaries of executive officers. For the fiscal year ended March 27, 2004, in accordance with the Company’s compensation philosophy, the base salary rates of the executive officers were generally comparable to the 50th percentile levels of the Survey Group.

Annual Incentives

The Variable Compensation Plan (the “VCP”) provides certain employees with incentives to increase stockholder value through the achievement of goals relating to the Company’s revenue and its operating margin. The VCP operates on a semi-annual period, beginning on the first day of each fiscal year. At the end of each semi-annual period, the Company calculates its revenue and operating profits and then determines whether participants will receive payments based on the Company’s performance. No payments are made unless a three percent operating margin is achieved. In addition, the total payments made cannot exceed an overall limitation of 15% of operating profit (including any amounts accrued for the Executive Incentive Plan, described later).

No payments under this plan were made for fiscal year 2004.

The Executive Incentive Plan (the “EIP”) provides certain executives with incentives to increase stockholder value through the achievement of annual goals relating to the Company’s return on capital and growth of operating profit per share. The EIP operates on a three-year plan cycle, with the first cycle beginning on April 1, 2000. At the end of each fiscal year, the Company calculates its return on capital and the percentage growth of its operating profit per share over the previous fiscal year, and then determines a multiplier for that fiscal year (which can range from zero to three, depending on the Company’s performance).

Under this plan, the Company determines the average of the three annual multipliers and makes payments based on this average at the end of each three-year period, with the first payment made in April 2003 for fiscal years 2001, 2002 and 2003. The combination of any accrual for the EIP and any payments under the VCP cannot exceed an overall limitation of 15% of operating profit as calculated under these plans.

Payments were made under this plan in April 2004 to Mr. French, Mr. Ensley, Mr. Leeder, and Mr. Gray, as set forth in the Summary Compensation Table.

A payment will be made at the end of the next fiscal year based on Company performance in the previous three fiscal years. The Compensation Committee of the Board of Directors suspended this plan for plan cycles that were scheduled to begin on or after March 30, 2003.

Long-Term Incentives

Generally, stock option grants are made annually by the Compensation Committee to each of the Company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a defined period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. In the fiscal year ended March 27, 2004, all stock options for the executive officers were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

The size of the option grant to each executive officer, including the President and Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock price appreciation based upon the individual’s position with the Company, current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

President and CEO Compensation

The Compensation Committee reviews the President and Chief Executive Officer’s base salary annually, considering Company performance, individual performance, and external pay practices. In setting the total compensation payable to the Company’s CEO for the fiscal year ended March 27, 2004, the Compensation Committee sought to make that compensation competitive with the compensation paid to chief executive officers of the companies in the Survey Group and the compensation paid to chief executive officers as determined from proxy statements of particular companies that are considered generally comparable to the Company (the “Proxy Group”), while at the same time assuring that a significant percentage of compensation was tied to Company and individual performance and stock price appreciation. As is the case for other executives of the Company, the Company’s executive pay program, as it relates to the Chief Executive Officer, is highly leveraged toward variable compensation plans that reward achievement of pre-determined corporate goals and objectives.

As described above, in February 2002, the Compensation Committee approved a new employment contract for Mr. French, in which his base salary was maintained at $450,000, a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. French’s base salary, it is the Compensation Committee’s intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the fiscal year ended March 27, 2004, Mr. French’s base salary was approximately at the 70th percentile of the base salary levels of other chief executive officers at the companies in the Survey Group and the Proxy Group.

The remaining components of Mr. French’s 2004 fiscal year compensation were primarily dependent upon corporate performance. While Mr. French was a participant in the VCP Plan and as a result, was eligible for a cash bonus under the VCP for the 2004 fiscal year, he did not receive any VCP bonus because the plan parameters were not met in order to provide for a payment under the VCP. He was also a participant in the EIP Plan and as a result, was eligible to receive a cash bonus. Pursuant to the EIP plan, he received a payment of $122,260 in April 2004.

The Compensation Committee awarded the following stock option grants to Mr. French in the past fiscal year in order to provide him with an equity incentive to contribute to the financial success of the Company: 159,375 shares on March 31, 2003, at $2.01, with 25% vesting at a 12-month cliff and the remaining shares vesting over the next 36 months; 200,000 shares on March 26, 2004, at $7.49, with 25% vesting at a 12-month cliff and the remaining shares vesting over the next 36 months. The grants will have value for Mr. French only if the market price of the underlying option shares appreciates over the exercise price and remains at an appreciated level until exercised.

Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company’s executive officers for the fiscal year ended March 27, 2004 did not exceed the $1 million limit per officer. It is the Committee’s objective that, so long as it is consistent with the Company’s overall business, compensation and retention objectives, the Company will, to the extent reasonable, endeavor to keep executive compensation deductible for federal income tax purposes.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

Submitted by the Compensation Committee of the Company’s Board of Directors:

William D. Sherman, Chairman
Michael L. Hackworth
Walden C. Rhines
Robert H. Smith

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee is comprised solely of independent directors, as defined by the applicable Nasdaq listing standards and rules of the Securities and Exchange Commission, and it operates under a written charter adopted by the Board, a copy of which is attached to this proxy statement as Exhibit A. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Sarbanes-Oxley Act of 2002 has added provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. The Nasdaq has also adopted, and the Securities and Exchange Commission has approved, additional rules concerning audit committee structure, membership, authority and responsibility, which will apply to the Company as of the 2004 Annual Meeting of Stockholders. The Committee has amended and restated its charter in response to the Sarbanes-Oxley Act and the new Nasdaq listing standards, and continues to review and assess the adequacy of its charter on an annual basis, and will revise it to comply with other new rules and regulations as they are adopted.

As described more fully in its charter, the primary focus of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditing firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.

In accordance with the Sarbanes-Oxley Act and the Nasdaq listing standards, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors.

The Committee serves an oversight role for the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee’s members in business, financial and accounting matters. The Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are “independent” under applicable rules.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young. Management represented to the Audit Committee that the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended March 27, 2004, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with Ernst & Young the firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 27, 2004, as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Robert H. Smith, Chairman
D. James Guzy
Walden C. Rhines

AUDIT AND NON-AUDIT FEES AND SERVICES

Audit and Related Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for fiscal years 2004 and 2003.

	2004	2003
Audit Fees	$578,000	$653,000
Audit-Related Fees	$54,000	$96,000
Tax Fees	$195,000	$229,000
All Other Fees	$0	$0
TOTAL	$827,000	$978,000

Audit Fees. Audit services consisted of the audit of the Company’s consolidated financial statements included in its Form 10-K, the review of the Company’s financial statements included in its quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees. Audit-related services generally include fees for accounting consultations and registration statements filed with the Securities and Exchange Commission.

Tax Fees. Tax services include tax compliance services, technical tax advice, administrative fees, as well as certain expatriate services.

All Other Fees. There were no other fees during fiscal year 2004.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit, audit-related and non-audit services provided by the independent auditors.

For audit and audit-related services the independent auditor will provide the Audit Committee with an engagement letter and estimated budget for formal acceptance and approval at the beginning of the fiscal year. A list of non-audit services and estimated budget for such services for the upcoming fiscal year shall be submitted to the Audit Committee by Company management for pre-approval. To ensure prompt handling of unexpected non-budgeted non-audit related services, the Audit Committee has delegated to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees if the cost of the service is less than $100,000. Any such unexpected services for which the cost is more than $100,000 shall be approved by the Audit Committee. If the Chair takes any action, the Chair will report such action to the Audit Committee at the next Audit Committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company extended two loans to Mr. French. Both loans are “grandfathered” under Section 402 of the Sarbanes Oxley Act of 2002, which prohibits loans to directors and executive officers that are made, renewed or materially modified after July 30, 2002. Neither of the loans described below have been modified or renewed since the Company made them to Mr. French.

In October 1998, the Company extended a loan to Mr. French for the purchase of his principal residence in Texas. The original principal amount of the loan was $721,899 and carries an interest rate of 5.64% per annum. The principal and accrued interest is due and payable on the earlier of (i) September 1, 2013, (ii) 180 days following the date of the termination of his employment for any reason, or (iii) upon sale of the residence. In the event of his death or disability, the principal and accrued interest will be forgiven, subject to applicable law. The largest aggregate amount of principal plus accrued interest outstanding under this loan during fiscal year 2004 was $975,889. As of June 1, 2004, the amount of principal plus accrued interest owed on this loan was $984,109.

In July 1999, the Company also advanced a personal loan in the original principal amount of $750,000 to Mr. French. The note bears interest at 5.82% per annum interest rate and is secured by 90,000 shares of the Company’s common stock held in escrow. The note and accrued interest are due and payable upon the earlier of (i) July 21, 2004 or (ii) 180 days following the termination of Mr. French’s employment. The largest aggregate amount of principal plus accrued interest outstanding under this loan during fiscal year 2004 was $978,079. As of June 1, 2004, the amount owed on this loan was $986,478.

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a comparison of five-year cumulative total stockholder return, calculated on a dividend reinvestment basis, for Cirrus Logic, the S&P 500 Composite Index (the “S&P 500”), and the Semiconductor Subgroup of the S&P Electronics Index (the “Semiconductors Index”).

	Cumulative Total Return
	3/99	3/00	3/01	3/02	3/03	3/04
CIRRUS LOGIC, INC.	100.00	286.27	234.32	296.00	31.53	118.90
S & P 500	100.00	117.94	92.38	92.60	69.67	94.14
S & P SEMICONDUCTORS	100.00	247.16	93.64	101.84	52.51	90.08

Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are also required by the federal securities rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of the forms received by the Company, or the written representations from certain reporting persons, the Company believes that all required filings were made on a timely basis during the last fiscal year.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.”

If you received a householding communication, your broker will send one copy of the Company’s 2004 Proxy Statement and Annual Report on Form 10-K for 2004 to your address, unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save us the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP-ICS, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to Cirrus Logic, Inc., Investor Relations, 2901 Via Fortuna, Austin, Texas 78746 or contact Investor Relations at (512) 912-3222 and InvestorRelations@cirrus.com.

COMMUNICATING WITH US

Communicating with the Board

If you would like to contact the Board, including a committee of the Board, you may write to the following address:

Board of Directors
c/o Corporate Secretary
Cirrus Logic, Inc.
2901 Via Fortuna
Austin, Texas 78746

The Corporate Secretary or chair of the Governance and Nominating Committee, as appropriate, reviews all correspondence addressed to the Board and regularly forwards to the Board a summary of all such correspondence that, in the opinion of the Corporate Secretary, or chair of the Governance and Nominating Committee deals with the functions of the Board or the Board Committees. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or individual Board members. Concerns relating to accounting, internal controls or auditing issues will be immediately brought to the attention of the chair of the Audit Committee.

Other Communications

If you would like to receive information about the Company, you may use one of these convenient methods:

1.	To have information such as our latest Annual Report on Form 10-K or Form 10-Q mailed to you, please call our Investor Relations Department at (512) 912-3222.

2.	To view our home page on the Internet, use our Internet address: www.cirrus.com. Our home page gives you access to product, marketing and financial data, job listings, and an on-line version of this proxy statement, our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Internet access to this information has the advantage of providing you with up-to-date information about us throughout the year.

If you would like to write to us, please send your correspondence to the following address:

Cirrus Logic, Inc.
Attention: Investor Relations
2901 Via Fortuna
Austin, TX 78746

If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, EquiServe Trust Company, N.A., at (781) 575-4593. You may also visit its web site at www.equiserve.com for step-by-step transfer instructions.

Of course, as a stockholder, you will continue to receive the Annual Report on Form 10-K and proxy statement.

If you would like to report any inappropriate, illegal or criminal conduct by any employee, agent or representative of the Company, any violation of the Company’s Code of Conduct, or any complaint or concern regarding accounting, internal accounting controls or auditing matters, you may file an anonymous and confidential report by contacting Ethicspoint, an independent reporting system provider, by phone at 1-866-384-4277 (1-866-ETHICSP), or through its website at www.ethicspoint.com.

ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended March 27, 2004 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about June 9, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

David D. French
President and Chief Executive Officer

Austin, Texas
June 9, 2004

EXHIBIT A

CIRRUS LOGIC, INC.

Charter of the Audit Committee
of the Board of Directors

1	Statement of Policy

     The Audit Committee of the Board of Directors of Cirrus Logic, Inc. (the “Company”) assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the audits of the financial statements of the Company, and such other duties as directed by the Board.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations.

     The Company’s independent auditing firm is responsible for performing an independent audit of the Company’s annual financial statements, and reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q.

     The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee’s members in business, financial and accounting matters. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor.

2	Organization

     The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors who are independent of management and the Company. A Chairperson and the Committee members shall be appointed annually by the affirmative vote of at least a majority of the Board of Directors.

     Each member of the Committee shall qualify as an “independent director” under applicable law and the rules of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of the Nasdaq Stock Market, Inc. (the “Nasdaq”).

     All Committee members shall be able to read and understand fundamental financial statements, and at least one member shall be a “financial expert,” as determined by the Board in its business judgment in accordance with applicable law and the rules of the SEC and the Nasdaq listing standards.

3 Meetings

     The Committee shall meet at least four times annually, or more frequently as necessary or appropriate. The Committee shall meet at least annually (or more frequently as appropriate) with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or management or the independent accountants believe should be discussed privately. In addition, the Committee or its Chairperson shall meet quarterly with the independent accountants and management to review the Company’s financial statements consistent with Section 5 below. The Committee shall report on a regular basis its activities to the Board and shall make the recommendations to the Board as it deems appropriate.

4	Resources and Authority

     The Committee shall be empowered to retain, at the Company’s expense, independent counsel and other advisors to assist it in the conduct of any investigation, or to otherwise assist the Committee in fulfilling its responsibilities and duties, without seeking approval of the Board of Directors or management.

     In addition to the activities described herein, the Committee may perform such other functions as necessary or appropriate under law, the Company’s Certificate of Incorporation or Bylaws, and the resolutions and other directives of the Board of Directors.

5	Responsibilities and Duties

5.1	Independent Auditors

The responsibilities of the Committee shall include:

5.1.1	Having the sole authority and responsibility to select (subject to stockholder ratification), retain, compensate, oversee, evaluate and, where appropriate, terminate the Company’s independent auditors, and the independent auditors must report directly to the Committee.

5.1.2	Having the responsibility for resolving any disagreements between management and the independent auditors regarding financial reporting.

5.1.3	Adopting and implementing pre-approval policies and procedures for audit and non-audit services to be rendered by the independent auditors. The Committee may delegate to one or more of its members the authority to pre-approve non-audit services to be provided by the independent auditors, provided that any such pre-approval by one or more members of the Committee shall be reported to the full Committee at its next scheduled meeting.

5.1.4	At least annually, obtaining and reviewing with the independent auditors a written statement as required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented. The Committee shall discuss with the independent auditors relationships or services that in the view of the Committee may impact the objectivity or independence of the Company’s independent auditors and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

5.1.5	Obtaining from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

5.2	Financial Reporting

The responsibilities of the Committee shall include:

5.2.1	Reviewing with the independent auditors their audit plan, including the scope, procedures and timing, prior to such audit.

5.2.2	Reviewing with the independent auditors and management the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

5.2.3	Reviewing with management and the independent auditors the financial information and the Management’s Discussion and Analysis proposed to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to their filing. The Chair may represent the Committee for purposes of this review.

5.2.4	Reviewing before release the unaudited interim financial results in the Company’s quarterly earnings release.

5.2.5	Reviewing with management and the independent auditors, at the completion of the annual audit, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 10-K prior to its filing and provide or review judgments about the quality, not only the acceptability, of accounting principles, such other matters required to be discussed with the independent auditors under generally accepted auditing standards. Based on such review and discussions, the Committee will consider whether it will recommend to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K.

5.2.6	Reviewing and approving, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

5.2.7	Establishing procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.2.8	Evaluating the professional competency of the financial staff and the internal auditors, as well as the quality of their performance in discharging their respective responsibilities.

5.3	Related Party Transactions

          The Committee shall conduct an appropriate review of all related party transactions for potential conflicts of interest situations on an ongoing basis and shall approve or disapprove all such transactions as required by applicable Nasdaq listing standards.

5.4	Internal and Disclosure Controls

          The Committee shall review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Committee regarding (i) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data, and (ii) any fraud, including that which involves management or other employees who have a significant role in the Company’s internal controls. The Committee shall review management’s assessments of the effectiveness of internal controls over financial reporting and any material changes therein and management’s assessments of the effectiveness of disclosure controls and procedures and any material changes therein. The Committee also shall review with the independent auditors their assessments of the adequacy of the Company’s internal controls, and the resolution of identified material weaknesses and reportable conditions in the internal controls, including the prevention or detection of management override or compromise of the internal controls.

5.5	Reporting and Recommendations

          The Committee will prepare the Report of the Committee for inclusion in the annual stockholders’ meeting proxy statement, as required by SEC regulations.

5.6	Funding

          The Company will provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the audit committee and (iii) other expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

5.7	Other Duties

          The Committee shall authorize an officer of the Company to certify to the Nasdaq that (i) the Committee has adopted a formal written Charter and has reviewed and reassessed the adequacy of the Charter on an annual basis, and (ii) the Committee has met and will continue to meet the membership requirements set forth in this Charter.

EXHIBIT B

Cirrus Logic, Inc.

Charter of the Compensation Committee
of the Board of Directors

     The Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company”) has constituted and established a Compensation Committee (the “Compensation Committee”) with the authority, responsibility and specific duties as described in this Compensation Committee Charter (this “Charter”).

I.	Purpose

     The primary purpose of the Compensation Committee is to (i) review and recommend to the Independent Directors of the Board of Directors (as hereinafter defined) for approval the compensation of the Company’s directors, Chief Executive Officer and other executive officers, (ii) review and approve the Company’s general compensation policies for other employees, and (iii) produce an annual report on executive compensation for public disclosure in the Company’s proxy statement or otherwise as required by applicable laws, rules, and regulations.

     The purposes and provisions specified in this Charter are meant to serve as guidelines, and the Compensation Committee is delegated the authority to adopt additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. Nothing herein is intended to expand applicable standards of liability under state or federal law for directors of a corporation.

II.	Appointment

     The members of the Compensation Committee shall be designated by the Board consistent with the following requirements:

•	The Compensation Committee shall consist of three or more directors, as determined by the Board.

•	Each member of the Compensation Committee shall satisfy the applicable independence requirements of the National Association of Securities Dealers, Inc. (the “NASD”).

     Compensation Committee members shall be designated annually by the Board. Members shall serve until the successors shall be duly designated and qualified. Any member may be removed at any time, with or without cause, by a majority of the Board then in office. Any vacancy in the Compensation Committee occurring for any cause whatsoever may be filled by a majority of the Board then in office.

     The Compensation Committee’s chairperson shall be designated by the Board, or if it does not do so, the Compensation Committee members shall elect a chairperson by vote of a majority of the Compensation Committee. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Compensation Committee.

     The Compensation Committee may form and delegate authority to subcommittees when appropriate.

III.	Duties and Responsibilities

     The Compensation Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

1.	Review and recommend for approval by the directors of the Board of Directors who satisfy the independence requirements of the NASD (the “Independent Directors”) the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers of the Company.

2.	Review and recommend for approval by the Independent Directors the compensation policies, annual base salary compensation, and bonus or incentive plan(s) applicable to the Chief Executive Officer and other executive officers to ensure that such compensation policies are aligned with the Company’s objectives and stockholder interests.

3.	Review and approve the Company’s general compensation policies and programs applicable to non-executive employees of the Company.

4.	Review annually the Company’s bonus, incentive and other benefit plans. Review and recommend for approval by the Independent Directors any new plans, and amendments and modifications to any existing plan, subject to applicable stockholder approval requirements.

5.	Administer the Company’s various stock option plans, and review and approve option, restricted stock, stock appreciation right and other equity-based grants to employees other than the Chief Executive Officer and other executive officers. Review and recommend for approval by the Non-Employee Directors (as defined in Section 16(b) of the 1934 Act) option, restricted stock, stock appreciation right and other equity-based grants to the Chief Executive Officer and other executive officers, as required by Section 16(b) of the 1934 Act.

6.	Review the compensation and benefits for the Company’s non-employee directors, and recommend for approval by the Independent Directors any changes in the compensation and benefits.

7.	Establish rules and regulations and perform all other administrative or management duties required of the Board of Directors or the Compensation Committee by the provisions of any compensation or benefit plan maintained by the Company.

8.	Have prepared a Report to the Board on the compensation policies applicable to the Company’s executive officers during the last completed fiscal year in accordance with the compensation reporting requirements of the Securities and Exchange Commission, and oversee compliance with these requirements.

9.	Perform any other activities consistent with this Charter and applicable law as the Compensation Committee or the Board of Directors may deem appropriate.

IV.	Meetings

     The Compensation Committee shall meet at least two times annually or more frequently as necessary. The chairperson of the Compensation Committee will preside at each meeting of the Compensation Committee and, in consultation with other members of the Compensation Committee, shall determine the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the meeting. The meetings will be held in accordance with applicable NASD rules.

V.	Reporting

     The Compensation Committee will apprise the Board of Directors regularly of significant developments in the course of performing the above responsibilities and duties, including reviewing with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s compliance with legal or regulatory requirements.

VI.	Compensation

     Each member of the Compensation Committee shall be entitled to compensation for meeting attendance and to reimbursement for reasonable out-of-pocket expenses.

VII.	Management Support

     To assist the Compensation Committee in fulfilling its duties, management will provide the Compensation Committee with information and recommendations as needed and requested.

EXHIBIT C

Cirrus Logic, Inc.

Charter of the Governance and Nominating Committee
of the Board of Directors

I.	Appointment

     There shall be a Governance and Nominating Committee (the “Committee”) whose members shall be appointed by the Board of Directors (the “Board”). Members will normally include the Chairman of the Board and the Chairs of each standing committee, and may in addition include other directors appointed by the Board. All members shall be independent, as defined by the applicable listing standards of the Nasdaq Stock Market, Inc. and other applicable laws and regulations. Members shall continue to act until their successors are elected, but shall be subject to removal at any time by a majority of the entire Board or their earlier resignation. Any resulting vacancy may be filled by the Board. There shall be a minimum of three directors on this Committee.

II.	Purpose

     The Committee shall provide counsel to the Board with respect to (i) Board organization, membership, and function, and (ii) committee structure and membership. The Committee will also be responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each annual meeting.

III.	Powers and Duties

     The Committee shall assist the Board with respect to matters relating to governance and succession, as follows:

     1. Establish, review and make recommendations to the Board regarding Board composition and structure, including, without limitation:

a.	the term of office for directors;

b.	the size of the Board;

c.	changes to the format of Board meetings; and

d.	matters for consideration by the Board and committees.

     2. Review and make recommendations to the Board regarding the nature and duties of Board committees, including, without limitation:

a.	the charters, duties and powers of Board committees according to existing and planned Company objectives; and

b.	the term of office for committee members.

     3. Establish criteria for membership on the Board, such as particular market or geographic experience, financial background and business experience, and coordinate recruiting new directors, including, without limitation:

a.	establishing Company policies relating to recruiting directors;

b.	evaluating potential candidates for election as directors and for service on each Board committee, including conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

c.	recommending to the Board the names of qualified persons to be nominated for election or re-election as directors and considering suggestions for Board membership submitted by stockholders.

     4. Consider questions of possible conflicts of interest of Board members and senior executives.

     5. Consider matters of corporate governance, and establish and review Corporate Governance Guidelines.

     6. Periodically review the Company’s Stockholder Rights Plan.

IV.	Advisors

     The Committee shall have the authority to retain independent advisors to assist in carrying out its responsibilities, as the Committee in its sole discretion deems appropriate. The Committee shall have sole authority to approve the terms of any such engagement, including fees, with funding provided by the Company.

V.	Meetings

     The Committee shall meet at least once annually and at such other times as determined by the Chair of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business.

VI.	Reporting

     The Committee will report periodically on the committee’s work and findings to the Board. These reports will contain recommendations for Board actions, when appropriate.

VII.	Compensation

     Each member of the Committee shall be entitled to compensation for meeting attendance at the standard fee applicable to other standing Board committees, and to reimbursement for reasonable out-of-pocket expenses.

VIII.	Management Support

     To assist the committee in fulfilling its duties, management will provide the Committee with information and recommendations as needed and requested.

IX.	Review of Charter

     The Committee shall review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for its approval.

EXHIBIT D

Cirrus Logic, Inc.

Corporate Governance Guidelines

I.	Director Qualifications

General

The Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company”) will have a majority of directors who meet the criteria for independence required the applicable listing standards of the Nasdaq Stock Market, Inc. (the “NASDAQ”) and other applicable laws and regulations. The Nominating and Governance Committee (the “Governance Committee”) will review, on an annual basis, the requisite skills and characteristics of all Board members, taking into consideration skills and experience in the context of the needs of the Board. Nominees for directorship will be selected and considered by the Governance Committee in accordance with its charter. An invitation to join the Board should be extended on behalf of the Board by the Chairperson of the Governance Committee and the Chairperson of the Board. The Chief Executive Officer shall be the only member of the Board who is an executive officer of the Company.

Size of Board

Subject to the Company’s Certificate of Incorporation and By-Laws, the Board shall be limited to nine or fewer members, except during certain periods, such as director transitions and the integration of acquisitions.

Service on Other Boards

Due to the commitment of time required to adequately fulfill the responsibilities of Board membership, no director may serve on more than six other company boards. Directors should advise the Chairperson of the Board and the Chairperson of the Governance Committee in advance of accepting an invitation to serve on another company board.

Annual Review for Re-Election

The Governance Committee will review each director’s continuation on the Board every year. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

Directors Who Change Their Present Job Responsibility

It is not necessary that directors leave the Board when they retire or change from the position they held when they joined the Board. There should, however, be an opportunity for the Board, via the Governance Committee, to review the continued appropriateness of Board membership under these circumstances.

Retirement Policy

Board members will retire at age 70.

II.	Director Responsibilities

General

The basic responsibility of each director is to exercise his or her business judgment to act in what he or she reasonably believes to be in the best interest of the Company and its stockholders. In discharging this obligation, directors should be entitled to rely on the honesty and integrity of the Company’s executive officers and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ liability insurance on their behalf, and to receive the benefits of indemnification to the fullest extent permitted by law and the Company’s Certificate of Incorporation, By-Laws and any indemnification agreements.

Selection of Chairperson; Lead Independent Director

The Board is free to select its Chairperson in the manner and upon the criteria that it deems best for the Company at the time of selection, except that the Chief Executive Officer shall not be eligible to be selected as Chairperson. The Chairperson or, if the Chairperson is not an independent director, one of the independent directors, may be designated by the Board to be the “lead independent director.” The lead independent director shall coordinate the activities of the other independent directors and perform various other duties. Service of the lead independent director shall not exceed five (5) years.

Attendance at Board Meetings

Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting generally should be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting. Sensitive subject matters may be discussed at the meeting without written materials being distributed in advance or at the meeting.

Attendance at Annual Meeting

Directors are expected to attend the Company’s annual meeting absent a valid reason. To facilitate attendance and reduce travel costs, the annual meeting should be scheduled to occur around the same time as a periodic meeting of the Board.

Content of Board Meetings

The Chairperson of the Board will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

Potential Conflicts of Interest

Board members are required to accurately and completely disclose to the Board (or any applicable committee) all financial interest or personal interest that he or she has in any contract or transaction that is being considered by the Board (or any committee) for approval. Disclosed conflicts of interest shall be disclosed in the minutes of the meeting.

Executive Session

The Company’s independent directors will usually meet in executive session either before or after each regularly scheduled Board meeting.

Board Interaction with Investors, Press, Customers, etc.

The Board believes that the management speaks for the Company when dealing with the media, investors, rating agencies, stockholders, customers, regulators and other similar constituencies.

III.	Board Committees

General

The Board will have at all times an Audit Committee, a Compensation Committee and a Governance Committee. All of the members of these committees will meet the criteria for independence required by applicable listing standards of the NASDAQ and other applicable laws and regulations. Committee members will be appointed by the Board upon recommendation of the Governance Committee with consideration of the desires of individual directors. It is the belief of the Board that consideration should be given to rotating committee members periodically. It is expected that each committee Chairperson will have had previous service on the applicable committee.

Charters

Each committee will have its own charter, which is approved by the Board. The charters will establish the purposes, goals and responsibilities of the committees, as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure, operations and reporting to the Board.

Schedule and Timing of Meetings

The Chairperson of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairperson of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors. Board members are welcome to attend any Committee meeting, whether they are a member of the committee or not.

Additional Committees

The Board may, from time to time, establish or maintain additional committees as deemed necessary or appropriate.

IV.	Director Access To Officers and Employees

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent deemed appropriate by the director, inform the Chief Executive Officer that such communications are taking place.

V.	Director Compensation

General

The Board believes that director compensation should include components that are designed to align the interests of the directors with the interests of stockholders and that the aggregate value of director compensation and perquisites should generally be at the median level of director compensation at peer companies. The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter.

Charitable Contributions

No director shall suggest, and the Company shall not make, charitable contributions to an organization in which an independent director is affiliated without the approval of the Compensation Committee, which shall consider the impact of any such contributions on the applicable director’s independence.

VI.	Management Evaluation and Succession

Review of CEO and Executive Officers

The Board of Directors will review the Chief Executive Officer’s, the Chief Financial Officer’s, and the Chief Legal Officer’s (or General Counsel) performance on an annual basis.

Succession Planning

The Board of Directors will evaluate and nominate potential successors to the Chief Executive Officer. The Chief Executive Officer may make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

VII.	Director Nominations Process

The Governance Committee will review annually the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated at the annual meeting. The Governance Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards established from time to time by the Governance Committee. If the committee believes that the Board requires additional candidates for nomination, the Committee may engage a third party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee. In making the determinations regarding nominations of directors, the Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.

VIII.	Communications with the Board of Directors

The Corporate Secretary, or the Chair of the Governance Committee, as appropriate, shall review correspondence addressed to the Board and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary and/or the Chair of the Governance Committee, deals with the functions of the Board or committees thereof. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board of Directors or individual members thereof. Concerns relating to accounting, internal controls, or auditing issues will be immediately brought to the attention of the Audit Committee Chair.

Annual Meeting of Stockholders	Annual Meeting of Stockholders
Cirrus Logic, Inc.	Cirrus Logic, Inc.
2901 Via Fortuna	2901 Via Fortuna
Austin, Texas 78746	Austin, Texas 78746
July 29, 2004	July 29, 2004
1:00 P.M.	1:00 P.M.

ADMIT ONE	ADMIT ONE

Leading the Digital Entertainment RevolutionTM

CIRRUS LOGIC, INC.
2901 VIA FORTUNA
AUSTIN, TEXAS 78746

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INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

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CIRRUS LOGIC, INC.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3.	02	0000000000	215063169272

1.	Election of Directors.		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

	Nominees:		☐	☐	☐
	(01) Michael L. Hackworth	(05) Walden C. Rhines
	(02) David D. French	(06) William D. Sherman
	(03) D. James Guzy	(07) Robert H. Smith
(04) Suhas S. Patil

Vote On Proposals		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

The designated proxies will use their discretion with respect to other business that may properly come before the annual meeting.
This proxy is revocable at any time before it is exercised.

For address changes, please check this box and write them on the back where indicated	☐

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ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

123,456,789,012
172755100
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Signature [PLEASE SIGN WITHIN BOX]	DATE	P00606	Signature (Joint Owners)	Date

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PROXY

CIRRUS LOGIC, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of CIRRUS LOGIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 9, 2004, and the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2004, and hereby appoints John Kurtzweil and Scott Thomas, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of CIRRUS LOGIC, INC., to be held on July 29, 2004 at 1:00 p.m. local time at Cirrus Logic, Inc., 2901 Via Fortuna, Austin, TX 78746, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

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